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                                                                   Exhibit 10.30

                             SUBSCRIPTION AGREEMENT

         SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of July 23, 2004, between Robotic Vision Systems, Inc., a Delaware corporation (the "Company"), and the subscriber whose name appears on the signature page hereof (the "Subscriber").

         The Company is offering for sale to the Subscriber, on the terms and conditions set forth below, a number of shares (the "Shares") of the common stock of the Company, par value $.01 per share (the "Common Stock"), equal to the total dollar amount listed on the signature page hereof divided by $2.05 per share (the "Offering Price"), and a warrant (the "Warrant") expiring on July 31, 2007, to acquire 45% of such number of shares of Common Stock (the "Warrant Shares") at an exercise price of $2.50 per share on or before January 31, 2005, and $3.05 per share thereafter.

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

I.       SUBSCRIPTION FOR SHARES; REPRESENTATIONS BY SUBSCRIBER

         1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Subscriber, at the Offering Price, the Shares and the Warrant. The closing of the purchase of the Shares shall occur on the date hereof (the "Closing Date"). On the Closing Date, the Subscriber shall pay the aggregate Offering Price by wire transfer to the Company in accordance with instructions to be given by the Company to the Subscriber on or before the Closing Date, the Company shall cause its counsel to deliver a legal opinion letter in form and substance reasonably acceptable to the Subscriber, and the parties shall enter into a Registration Rights Agreement substantially in the form of Exhibit A hereto. The Warrant (in substantially the form attached hereto as Exhibit B) and certificates evidencing the Shares will be issued to the Subscriber within five (5) Business Days after receipt and collection by the Company of payment for the Shares.

         1.2 The Subscriber recognizes that the purchase of the Shares and the Warrant entails elements of risk in that (i) it may not be able to readily liquidate its investment; (ii) transferability is restricted; and (iii) in the event of a disposition, it could sustain the loss of its entire investment.

         1.3 The Subscriber acknowledges that it is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), that it has prior investment experience such that it is able to evaluate the merits and risks of an investment in the Company, or that it has employed the services of an investment advisor to read the Disclosure Documents (as hereinafter defined) and to evaluate the merits and risks of such an investment on its behalf; that it recognizes the speculative nature of this investment; and that it is able to bear the economic risk it hereby assumes. The Company's (i) Annual Report on Form 10-K for the year ended September 30, 2003, as filed with the U.S. Securities and Exchange Commission ("SEC"), and (ii) any other reports filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") between January 13, 2004 and the

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date of this Agreement, are collectively referred to as the "Disclosure
Documents." The Subscriber acknowledges that it or its representative(s) have read the Disclosure Documents. The Subscriber also acknowledges that it and its representative(s) have been afforded the opportunity to make, and has made, all inquiries as it and its representatives deemed appropriate with respect to the Company's affairs and prospects.

         1.4 The Subscriber hereby acknowledges that the Offering has not been reviewed by the SEC because of the Company's representation that it is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act. The Subscriber represents that the Shares are being purchased for its own account, for investment and not for public distribution. The Subscriber understands that the Shares, upon their issuance, will not be registered under the Securities Act and may be required to be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

         1.5 The Subscriber acknowledges that the certificates representing the shares of Common Stock issued hereunder or on exercise of the Warrants and Additional Warrants shall bear a legend in substantially the following form:

                  "This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The holder hereof, by purchasing this security, agrees for the benefit of Robotic Vision Systems, Inc. that this security may be resold, pledged or otherwise transferred only pursuant to an effective registration statement under the Securities Act or exemption therefrom, in each case in accordance with any applicable securities laws of any state of the United States. This security may be pledged, but not transferred in violation of the foregoing, in connection with a bona fide margin account or other loan secured by such securities."

Such legend shall cease to be required: (i) following any sale of such shares pursuant to the Registration Statement, or (ii) following any sale of such shares pursuant to Rule 144, or (iii) while such shares are eligible for sale under Rule 144(k), (iv) while the Registration Statement covering such Shares is effective under the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act. At such time as a legend is no longer required under this Section, the Company will, as promptly as practicable following the delivery by the Subscriber to the Company or the Company's transfer agent of a certificate representing shares containing a restrictive legend, deliver or cause to be delivered to the Subscriber a certificate representing such shares that is free from all such legends. If the Company fails to deliver or cause to be delivered to the Subscriber a certificate representing such shares that is free from all such legends within seven (7) Business Days following the delivery by the Subscriber to the Company or the Company's transfer agent of a certificate representing shares containing a restrictive legend, the Company shall pay to the Subscriber, as liquidated damages and not as a penalty, in cash, an amount equal to (x) one percent (1%) of the Offering Price per share, times (y) the total number of shares included on such certificate, times (z) the number of Business Days from such seventh
(7th) Business Day until the date that the Company delivers such certificate.

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         1.6      The Subscriber represents and warrants that as of the Closing
Date neither it nor any of its affiliates has a "short" position in the Common Stock.

II.      REPRESENTATION AND WARRANTIES BY THE COMPANY

         The Company represents and warrants to the Subscriber as follows:

         2.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business which it presently conducts. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the results of operations, business affairs or business prospects of the Company.

         2.2 The execution, delivery and performance of this Agreement by the Company (a) has been duly authorized and approved by the Board of Directors of the Company and all other necessary corporate action on the part of the Company in connection therewith has been taken and (b) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter documents or by-laws of the Company, (ii) any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject or (iii) any law, administrative regulation or court decree applicable to or binding upon the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except that (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         2.3 The Shares shall, upon the consummation of the transactions contemplated hereby and the payment of the purchase price therefore, be duly and validly authorized and issued, fully paid and non-assessable and not subject to any preemptive rights. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock necessary in order to issue the Shares, the Additional Shares and the shares of Common Stock issuable upon exercise of the Warrants and the Additional Warrants.

         2.4 The Disclosure Documents are true, correct and complete in all material respects, and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2.5 The Company shall use the proceeds from the sale of the Common Shares hereunder for general working capital purposes.

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         2.6      Since the respective dates as of which information was given in the Disclosure Documents, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

         2.7 Except as set forth on Schedule 2.7 hereto, there are no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company, or any warrants or other agreements providing for or requiring the issuance or purchase by the Company of, any shares of Common Stock, or any obligations or securities convertible into or exchangeable, for, or exercisable into, Common Stock, or any voting trusts, proxies, agreements or understandings relating to the voting of the Common Stock nor any restrictions on the transferability or sale of such shares or other equity or member interests except under the Securities Act, and state "blue sky" or securities laws.

         2.8 Except as set forth in Schedule 2.8 hereto, in the past three years, the Company has timely filed all documents required to be filed with the SEC pursuant to the Exchange Act and the rules and regulations thereunder, and all such documents, when so filed, complied as to form in all material respects with the Exchange Act.

         2.9 The Company maintains insurance with respect to property and risks of a character usually maintained by corporations in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, including director and officer liability insurance.

         2.10 The Company is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         2.11 Except as set forth in Schedule 2.11 hereto or as disclosed in the Disclosure Documents, the Company is not a party to any suit, claim, action, proceeding or investigation which is reasonably likely to have a Material Adverse Effect or which concerns this Agreement and the transactions contemplated hereby nor is any such suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing by or against the Company.

         2.12 Except as set forth in Schedule 2.12 hereto, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

         2.13 Except as set forth in Schedule 2.13 hereto, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

         2.14 The Company understands and confirms that the Subscriber will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

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III.     COVENANTS OF THE COMPANY

         3.1 Not later than 5:30 P.M., New York time, on the next Business Day after the Closing Date, the Company will issue a press release disclosing the transactions contemplated hereby and any other similar transactions occurring on or about the Closing Date and, as promptly as possible thereafter, file such press release in a Current Report on Form 8-K with the SEC. The Subscriber agrees that, prior to the issuance of such press release by the Company, it shall not make any public announcement or other disclosure regarding the transactions contemplated hereby without the prior consent of the Company.

         3.2 The Company covenants and agrees that, after the date hereof, neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information; provided that the Company may issue a Pre-Notice and Subsequent Financing Notice as provided in Section 4.2 hereof. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company

         3.3 The Company covenants and agrees that until the earlier of the effective date of the Registration Statement or sixty (60) days following the Closing Date, it shall not make any offer for the sale of equity securities or securities convertible into equity securities; provided, however, this Section shall not restrict the offer or sale of (a) any securities issued or sold in connection with the refinancing, replacement, increase or amendment of the Company's credit line with PNC Bank, National Association and/or RVSI Investors, L.L.C., (b) the grant of stock options to any director, officer or consultant of the Company in connection with services rendered to the Company, (c) any shares issued upon the exercise of any stock options, warrants or other convertible securities, (c) any securities issued in connection with the satisfaction of trade debt or other obligations of the Company, or (d) the issuance of shares pursuant to Section 4.3 hereof or any pursuant to rights of other investors in the Company similar to those provided by Section 4.3 hereof.

         3.4 The Company hereby agrees to indemnify, exonerate and hold the Subscriber and its (if applicable) controlling persons and their respective shareholders, officers, directors, employees and agents free and harmless from and against any and all losses, damages, costs, expenses and liabilities (including reasonable attorney's fees and disbursements) (collectively, "Damages"), directly or indirectly resulting from, based upon or arising out of
(i) any breach of any representation or warranty made by the Company contained in this Agreement or any other agreement, document or certificate annexed hereto or delivered to Purchaser pursuant hereto or (ii) any breach of any covenant made by the Company under this Agreement or any other agreement delivered to Purchaser pursuant hereto, except where such Damages are caused by the actions of the Subscriber, as indemnitee, in violation of its obligations under such agreements.

IV.      ANTI-DILUTION; ADDITIONAL SUBSCRIPTION RIGHTS

         4.1 If, during the period ending on the date that the Registration Statement has been effective for an aggregate of twelve (12) months, the Company
(a) issues Common Stock for a

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price per share less than the Offering Price (a "Lesser Price"), (b) issues securities convertible into Common Stock where the consideration for such securities plus the exercise price thereof is a Lesser Price, or (c) amends the terms of existing convertible securities so that the exercise price thereof is a Lesser Price, the Company shall issue additional shares of Common Stock to the Subscriber such that the Subscriber shall have received an aggregate number of shares of Common Stock equal to the amount paid by such Subscriber pursuant to
Section 1.1 divided by such Lesser Price. In consideration for such issuance, the Subscriber shall pay to the Company the par value of any shares so issued pursuant to this Section. The obligations of the Company pursuant to this Section shall not be triggered by (a) any securities issued or sold in connection with the refinancing, replacement, increase or amendment of the Company's credit line with PNC Bank, National Association and/or RVSI Investors, L.L.C., (b) any shares issued upon the exercise of any stock options, warrants or other convertible securities, (c) any securities issued in connection with the satisfaction of trade debt or other obligations of the Company, or (d) the issuance of shares pursuant to Section 4.3 hereof or any pursuant to rights of other investors in the Company similar to those provided by Section 4.3 hereof.

         4.2 If, during the period ending on the date that the Registration Statement has been effective for an aggregate of twelve (12) months, the Company offers additional equity for sale (a "Subsequent Financing"), the Company shall offer to sell to the Subscribers, in proportion to the shares of Common Stock sold to them at the Closing Date, an aggregate number of shares equal to 50% of the shares proposed to be sold to other potential offerees in such offering, on substantially similar terms as the Company may, in its discretion, offer to other potential offerees. At least five (5) trading days prior to the closing of the Subsequent Financing, the Company shall deliver to each Subscriber a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Subscriber if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Subscriber, and only upon a request by such Subscriber, for a Subsequent Financing Notice, the Company shall promptly, but no later than one
(1) trading day after such request, deliver a Subsequent Financing Notice to such Subscriber. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, and attached to which shall be a term sheet or similar document relating thereto. If the Company receives no notice from a Subscriber as of such 5th trading day, such Subscriber shall be deemed to have notified the Company that it does not elect to participate. The Company must provide the Subscribers with a second Subsequent Financing Notice, and the Subscribers will again have the right of participation set forth above in this
Section 4.2, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) trading days after the date of the initial Subsequent Financing Notice. The obligations of the Company pursuant to this Section 4.2 shall not be triggered by (a) any securities issued or sold in connection with the refinancing, replacement increase or amendment of the Company's credit line with PNC Bank, National Association and/or RVSI Investors, L.L.C., (b) any shares issued upon the exercise of any stock options, warrants or other convertible securities, (c) any securities issued in connection with the satisfaction of trade debt or other obligations of the Company, (d) the issuance of shares pursuant to Section 4.3 hereof or any pursuant to rights of other investors in the Company similar to those provided by Section 4.3 hereof, or (e) any shares issued in connection with rights of other investors in the Company similar to those provided by this Section 4.2.

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         4.3      During the period ending thirty (30) days after the
Registration Statement covering the Common Stock issued at the Closing Date becomes effective, the Subscriber shall have the right (but not the obligation) to purchase (i) up to 25% of the number of shares subscribed for at the Closing Date (the "Additional Shares") at the Offering Price per share specified in
Section 2.1, and (ii) Warrants to purchase a number of shares of Common Stock equal to 45% of the number of Additional Shares subscriber for pursuant to the previous clause (the "Additional Warrants"). The Additional Warrants shall have an expiration date, exercise price and other terms substantially identical to those of the Warrants issuable pursuant to Section 2.1. The Subscriber shall give the Company at least one Business Day's notice of its election to purchase Additional Shares and Additional Warrants, which notice shall state the date of such purchase and the dollar amount to be invested by the Subscriber. On the date specified in the notice, the Subscriber shall pay the aggregate Offering Price for the Additional Shares and Additional Warrants by wire transfer to the Company in accordance with instructions to be given by the Company to the Subscriber on or before such date. The Additional Warrants and certificates evidencing the Additional Shares will be issued to the Subscriber within five
(5) Business Days after receipt and collection by the Company of payment for the Additional Shares and Additional Warrants. If the Subscriber does not purchase the full amount of Additional Shares and Additional Warrants to which it is entitled pursuant to this Section, the Company reserves the right to offer such Additional Shares and Additional Warrants to other persons entering into Subscription Agreements substantially similar to this Agreement on or about the date hereof.

V.       DEFINITIONS

         5.1 For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Business Day" means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York.

         "Material Adverse Effect" means (a) an adverse effect on the validity or enforceability of this Agreement in any material respect, (b) a material adverse effect on the financial condition, business, results of operations or properties of the Company, except for any change, event or effect to the extent arising from or relating to (i) general business or economic conditions (including prevailing interest rate and stock market levels or general market disruptions), and (ii) the general state of the industries and market sectors in which the Company operates, or (c) an impairment of the ability of the Company to fulfill its obligations under this Agreement in any material respect.

         "Registration Statement" shall have the meaning provided in the Registration Right Agreement attached hereto as Exhibit A.

VI.      MISCELLANEOUS

         6.1 Any notice, request, advice, consent or other communication given hereunder shall be given in writing and sent by overnight delivery service or registered or certified mail,

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return receipt requested, and addressed as follows: if to the Company, to it at
486 Amherst Street, Nashua, New Hampshire 03063, Attention: President; and if to the Subscriber, to it at its address indicated below its signature to this Agreement. Notices so given shall be deemed to have been given on the earlier to occur of actual receipt or three business days after the date of such mailing, except for notices of change of address, which shall be deemed to have been given when received.

         6.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

         6.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         6.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York. The parties hereto hereby consent to the exclusive jurisdiction of the state and Federal courts sitting in and for New York County, New York, for the purpose of any suit, action or other proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby.

         6.5 This Agreement may be executed in counterparts. The parties agree that the facsimile signature of any party hereto shall constitute a legal, valid, and binding execution hereof by such party.

                               [signatures follow]

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                                  ROBOTIC VISION SYSTEMS, INC.

                                                  By:___________________________
                                                     Name:
                                                     Title:
ACCEPTED AND AGREED TO:

NAME OF SUBSCRIBER:

By:__________________________
   Name:
   Title:

Total Dollar Amount of Shares Subscribed for:___________________

__________________________
Address

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